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                                                                     EXHIBIT 3.5

                                STATE OF DELAWARE

                            CERTIFICATE OF FORMATION

                                       OF

                             DRESSER-RAND POWER LLC

      This Certificate of Formation of Dresser-Rand Power LLC (the "Company") is being executed by the undersigned for the purpose of converting Dresser-Rand Power, Inc., a Delaware corporation, into a Delaware limited liability company pursuant to Section 18-214(b) of the Delaware Limited Liability Company Act.

      FIRST: The name of the Company is: Dresser-Rand Power LLC.

      SECOND: The address of the registered office of the Company in the State of Delaware is the Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801, County of New Castle. The name of its Registered Agent at such address is the Corporation Trust Company.

      THIRD: The personal liability of the directors and officers of the Company is hereby limited and eliminated to the fullest extent permitted by the laws of the State of Delaware, as the same may be amended from time to time.

      FOURTH: The Company shall have the power to indemnify and advance legal defense fees to its directors and officers to the fullest extent permitted by the laws of the State of Delaware, as the same may be amended from time to time.

      IN WITNESS WHEREOF, the undersigned, an authorized person, has executed this Certificate of Formation of Dresser-Rand Power LLC this 25th day of October, 2004.


                                  DR HOLDING CORP.,
                                  authorized person and sole organizer of
                                  Dresser-Rand Power LLC



                                  By /s/ Barbara Santoro
                                     -------------------------------------
                                  Name: Barbara Santoro
                                  Its: Secretary




     State of Delaware
    Secretary of State
 Division of Corporations
    Delivered 05:28 PM
        10/25/2004
 FILED 05:28 PM 10/25/2004
SRV 040768891 - 0769783 FILE